Exhibit 2


                          REGISTRATION RIGHTS AGREEMENT

                  Registration Rights Agreement, dated as of December 29, 1992 between Vornado, Inc., a Delaware corporation (the "Company"), and Steven Roth ("Shareholder").

                  WHEREAS, the Board of Directors has requested Shareholder to exercise his option for 1,000,000 shares of the Company's Common Stock, par value $.04 per share (the "Option") in order to entitle the company to a $11,000,000 reduction in its taxes; and

                  WHEREAS, Shareholder has requested the Company to provide him with registration rights with respect to the shares to be received by him upon exercise of the Option;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Demand Registration" means a Demand Registration as defined in Section 2.1.

                  "Common Stock" means common stock, par value $.04 per share, of the Company.

                  "Incidental Registration" means an Incidental Registration as defined in Section 2.2.

                  "Registrable Securities": means the 1,000,000 shares of common stock acquired by Shareholder upon exercise of the option.

                  "Securities Act" - Securities Act of 1933, as amended, or any successor statute.

                  "Underwriter" means a securities dealer who purchasers any Registrable Securities as principal and not as part of such dealer's market-making activities.



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                                   ARTICLE II

                               REGISTRATION RIGHTS

                  SECTION 2.1. Demand Registration. (a) Subject to the terms and conditions of this Agreement, shareholder may make a written request for registration under the securities beneficially or of record owned by him (a "Demand Registration").

                  (b) The Company shall not have the right to include any of the Company's securities in any registration initiated as a Demand Registration without the prior written consent of Shareholder.

                  (c) Shareholder shall have the right to select the investment banker or bankers and managers to administer the offering: provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company. Shareholder shall (together with the Company) enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by Shareholder and the Company with the Underwriter or Underwriters selected for such underwriting by Shareholder.

                  SECTION 2.2. Incidental Registration. (a) subject to the terms and conditions of this Agreement, if the company proposes to file a Registration Statement under the Securities Act relating to an underwritten public offering of shares of common stock (other than a Registration Statement on Form S-4 or Form S-5) to be offered for its own account or the account of others, the Company shall (i) provide written notice of the proposed offering to Shareholder, setting forth a description of the intended method of distribution (the "Incidental Registration Notice"), and (ii) use its reasonable best efforts to register pursuant to such Registration Statement (an "Incidental Registration") such number of Registrable Securities as shall be specified in a written request by Shareholder made within 20 days after receipt of such written notice from the Company.

                  (b) Shareholder shall (together with the Company) enter into an underwriting agreement in such form as shall have been negotiated and agreed to by the Company with the Underwriter or Underwriters selected for such underwriting by the Company.

                  (c) Notwithstanding the foregoing, if at any time after giving written notice to Shareholder of its proposal to file a Registration Statement pursuant to Section 2.2(a) hereof and prior to the effective date of such Registration Statement, the Company shall determine for any reason not to register the securities proposed to be covered thereby, the Company may, at its election, give written notice of such determination to Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay certain expenses in connection therewith as provided in Section 3.2), without prejudice, however, to the rights Shareholder otherwise may have to request that such registration be effected under Section 2.1.


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



                                   ARTICLE III

                             REGISTRATION PROCEDURES

                  SECTION 3.1. FILINGS: INFORMATION. Whenever Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Company will, subject to the terms and provisions hereof, use its reasonable best efforts to effect the registration of such Registrable Securities as quickly as practicable, and in connection with each such request:

                  (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such reasonable period as Shareholder may request.

                  (b) The Company will, prior to filing such registration statement or any amendment or supplement thereto, furnish to Shareholder and each managing underwriter, if any, copies thereof, and thereafter furnish to Shareholder and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as Shareholder or such Underwriter may reasonable request in order to facilitate the sale of the Registrable Securities.

                  (c) After filing of the registration statement, the Company will promptly notify Shareholder of any stop order issued or, to the knowledge of the Company, threatened to be an issue by the Commission and will promptly take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will use its reasonable best efforts to register or to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Shareholder reasonably (in light of Shareholder's intended plan of distribution) requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) file any general consent to service or process in any such jurisdiction.

                  (e) The Company will, as promptly as practicable, notify Shareholder, at any time when a prospectus relating to the registration of Registrable Securities pursuant to

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         Article II hereof is required by law to be delivered in connection with sales by an Underwriter or dealer, if for any reason the prospectus requires a supplement or amendment thereto so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Shareholder and to the Underwriters any such supplement or amendment. Shareholder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, Shareholder will deliver to the Company all copies, other then permanent file copies than in Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

                  (f) The Company will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to the Company in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, provided that any such underwriting agreement shall contain an agreement of the underwriter(s) to indemnify and hold harmless the Company against any and all leases, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities if a copy of the current prospectus, as amended and supplemented, was furnished to the Underwriter(s) and/or each Shareholder by the Company but was not provided to a purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability, or shall contain a substantially similar agreement acceptable to the Company.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Shareholder of Registrable Securities that Shareholder shall furnish to the Company such information regarding Shareholder, the securities held by Shareholder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                  SECTION 3.2. Registration Expenses. In connection with any Demand Registration and any Incidental Registration, the Company shall (except as otherwise specifically provided herein) pay all out-of-pocket expenses of the Company incurred in connection with such registration (the "Registration Expenses"), including without limitation; (i) all filing fees with the commission, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky

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



qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses of counsel and independent certified public accountants for the Company and (v) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. In addition, in connection with any Demand Registration and any Incidental Registration, shareholder shall pay any underwriting rees, discounts or commissions attributable to the sale of Registrable Securities by Shareholder, and any out-of-picket expenses of Shareholder, including Shareholder's counsel's fees and expenses, and the Company shall pay internal Company expenses (including, without limitation, all salaries and expenses or its officers and employees performing legal or accounting duties) -

                  SECTION 3.3. Indemnification. In connection with any Demand or Incidental Registration hereunder, Shareholder and the Company shall enter into customary indemnification agreements.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.1. Provision of Information. Shareholder shall complete and execute all such questionnaires, powers of attorney, underwriting agreements and other documents as the Company shall reasonably request in connection with a Demand Registration or Incidental Registration.

                  SECTION 4.2. Rule 144. The Company covenants that it will use reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as Shareholder may reasonably request, all to the extent required from time to time to enable Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  SECTION 4.3. Severability. If any one or more of the provisions of this Agreement shall be held to be invlaid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invlaid, illegal or unenforceable in any respect.

                  SECTION 4.4. Further Assurances. Subject to the specific terms of this Agreement, Shareholder and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.


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                  SECTION 4.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the parties hereto. No right or obligation hereunder shall be assignable without the consent of the other party hereto, and any such purported assignement shall be void, provided, that Shareholder may at any time and from time to time assign all or part of his rights and obligations hereunder to any member of his immediate family, any trust established in whole or part for the benefit of any such member, and/or any other entity all of the equity of which is owned by Shareholder, any such member and/or any such trust.

                  SECTION 4.6. Entire Agreement; Modification. This Agreement contains the entire understanding among the parties and supersedes all agreements and understandings entered into prior to the execution hereof.

                  SECTION 4.7. Notices. All notices and other communications provided for hereunder shall be in writing and shall be by facsimile or sent by registered mail, postage prepaid as follows:

                  (i)      if to the Company:

                           Vornado, Inc.
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey 07552

                  with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attn:  Janet Geldzahler
                           Fax Number:  (212) 558-3588

                  (ii)     if to Shareholder:

                           Steven Roth
                           Vornado, Inc.
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey 07662

                  SECTION 4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New Jersey withoug giving effect to the principles of conflict of laws thereof.


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                  SECTION 4.9.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  SECTION 4.10. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

                  SECTION 4.11. Term. This Agreement shall remain in effect for as long as Shareholder holds any Registrable Securities.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  VORNADO, INC.


                                                     By  /s/   Susan Schmider
                                                        Name:  Susan Schmider
                                                        Title: Secretary



                                                            /s/Steven Roth
                                                               Steven Roth


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